Exhibit 24.1

STERIS CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of STERIS Corporation, an Ohio corporation (the “Registrant”), hereby constitutes and appoints Les C. Vinney, Laurie Brlas, Mark D. McGinley, J. Adam Zangerle, and Dennis P. Patton and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning deferred compensation obligations of the Registrant to be offered in connection with the STERIS Corporation Deferred Compensation Plan and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of September 2006.

/s/ Les C. Vinney Les C. Vinney President, Chief Executive Officer and Director	/s/ Raymond A. Lancaster Raymond A. Lancaster Director

/s/ Laurie Brlas Laurie Brlas Senior Vice President and Chief Financial Officer	/s/ Kevin M. McMullen Kevin M. McMullen Director

/s/ John P. Wareham John P. Wareham Director	/s/ J.B. Richey J.B. Richey Director

/s/ Cynthia L. Feldman Cynthia L. Feldmann Director	/s/ Mohsen M. Sohi Mohsen M. Sohi Director

/s/ Stephen R. Hardis Stephen R. Hardis Director	/s/ Loyal W. Wilson Loyal W. Wilson Director

/s/ Jacqueline B. Kosecoff Jacqueline B. Kosecoff Director	Michael B. Wood Director